POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Michael A. Santivasci his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him, and in his name, place and stead, in any and all capacities, to sign any statement required to be filed with the Securities and Exchange Commission required by Section 16 of the Securities Exchange Act of 1934 and any and all
amendments thereto and to file the same with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                            Date
Ellen B. Kurtzman             Ten Percent Owner                July 10, 2003